UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
(Amendment No. 2)
CURRENT REPORT
Pursuant to Section 13 or 15 (d) of The Securities Exchange Act of 1934
Date of report (Date of earliest event reported): October 23, 2025
HORMEL FOODS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-2402	41-0319970
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Hormel Place, Austin, Minnesota	55912-3680
(Address of principal executive offices)	(Zip Code)
 (507) 437-5611
Registrant’s telephone number, including area code
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock $0.01465 par value	HRL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

This Form 8-K/A amends the Form 8-K filed by Hormel Foods Corporation (the “Company”) on October 29, 2025, as previously amended on October 31, 2025 (the “Prior 8-K”). As disclosed in the Prior 8-K, Ms. Jacinth Smiley ceased serving as Executive Vice President and Chief Financial Officer of the Company, effective October 26, 2025. Ms. Smiley’s last day of employment with the Company was November 30, 2025 (the “Separation Date”). In connection with Ms. Smiley’s departure, on February 11, 2026, the Company and Ms. Smiley entered into a Separation Agreement, effective as of that same date (the “Separation Agreement”).

Pursuant to the Separation Agreement, in exchange for Ms. Smiley’s timely execution and non-revocation of a general release of claims contained in the Separation Agreement (the “Release”) and compliance with certain other restrictive covenants described below, Ms. Smiley will receive: (1) three cash payments in the amounts and at the times as follows: (a) $941,667 to be paid within ten business days following the expiration of the Release revocation period, (b) $916,667 to be paid on or close to January 15, 2027, and (c) $916,666 to be paid on or close to January 14, 2028; and (2) continued eligibility for a payout under the Company’s cash-based long-term incentive plan performance-based award granted to Ms. Smiley on November 20, 2023, pursuant to the same terms and conditions for such award that would have applied if Ms. Smiley had remained employed with the Company until October 25, 2026, the last day of the applicable performance period.

Ms. Smiley has a right to revoke the Release for fifteen days after executing it, after which the Separation Agreement and Release will be in full force and effect. The Separation Agreement acknowledges prior non-competition, non-solicitation, confidentiality, trade secrets, and invention agreements and includes additional confidentiality, non-disparagement, cooperation, and 36-month non-solicitation undertakings by Ms. Smiley.

The foregoing description of the Separation Agreement does not purport to be complete, and is qualified in its entirety by the full text of the Separation Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits

Exhibit Number	Description
10.1	Separation Agreement, dated as of February 11, 2026, between Hormel Foods Corporation and Jacinth Smiley.
104	The cover page from this Current Report on Form 8-K, formatted as Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HORMEL FOODS CORPORATION

Dated: February 13, 2026	By:	/s/ Colleen Batcheler
Name: Colleen Batcheler
Title: Senior Vice President, External Affairs, General Counsel & Corporate Secretary